Exhibit 4.2

CONFIDENTIAL

EXECUTION COPY

TELECOM ITALIA S.P.A.,

as Guarantor

TELECOM ITALIA CAPITAL,

as Issuer

$1,250,000,000 4.000% Guaranteed Senior Notes due 2010

$1,250,000,000 4.950% Guaranteed Senior Notes due 2014

$1,000,000,000 6.000% Guaranteed Senior Notes due 2034

REGISTRATION RIGHTS AGREEMENT

September 28, 2004

Goldman, Sachs & Co.;

J.P. Morgan Securities Inc.;

Lehman Brothers Inc.;

Merrill Lynch International; and

Morgan Stanley & Co. Incorporated

c/o Lehman Brothers Inc.

745 Seventh Avenue

New York, New York 10019

U.S.A.

Ladies and Gentlemen:

THIS REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is made and entered into as of September 28, 2004 by and among Telecom Italia S.p.A., a joint stock company (Società per Azioni) organized under the laws of the Republic of Italy (“Telecom Italia” or “Guarantor”), Telecom Italia Capital, a company with limited liability (Société Anonyme) organized under the laws of the Grand Duchy of Luxembourg (“TI Capital” or “Issuer”), on the one hand, and Goldman, Sachs & Co. (“Goldman, Sachs”), J.P. Morgan Securities Inc. (“JP Morgan”), Lehman Brothers Inc. (“Lehman”), Merrill Lynch International (“Merrill Lynch”) and Morgan Stanley & Co. Incorporated (“Morgan Stanley”), as the initial purchasers listed in Schedule 1 to the Purchase Agreement (as defined below) (the “Initial Purchasers”), on the other hand.

TI Capital proposes, among other things, to issue and sell to the Initial Purchasers $1,250,000,000 aggregate principal amount of its 4.000% Guaranteed Senior Notes due 2010, $1,250,000,000 aggregate principal amount of its 4.950% Guaranteed Senior Notes due 2014 and $1,000,000,000 aggregate principal amount of its 6.000% Guaranteed

Senior Notes due 2034 (the “Notes”) upon the terms set forth in a purchase agreement dated of even date herewith (the “Purchase Agreement”) relating to the initial placement of the Notes (the “Initial Placement”). TI Capital’s obligations under the Notes will be guaranteed (the “Guarantee”) on an unsecured basis by Telecom Italia and the Notes and the Guarantee will be issued pursuant to an indenture to be dated as of October 6, 2004 among Telecom Italia, TI Capital and JPMorgan Chase Bank, as Trustee (the “Indenture”). References herein to the “Securities” refer to the Notes and the Guarantee. To induce the Initial Purchasers to enter into the Purchase Agreement, Telecom Italia and TI Capital hereby agree with Goldman, Sachs, JP Morgan, Lehman, Merrill Lynch and Morgan Stanley, for the benefit of the Initial Purchasers and the benefit of the registered holders from time to time of Securities and Exchange Securities (as defined below) under the Indenture (each a “Holder” and, together, the “Holders” for as long as such Person holds Securities), as follows:

1. Definitions. As used in this Agreement, the following defined terms shall have the following respective meanings:

“Act” shall mean the Securities Act of 1933, as amended.

“Additional Interest” shall have the meaning set forth in Section 3(c) hereof.

“Affiliate” of or Person “affiliated” with, any specified Person shall mean any Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person. For purposes of this definition, “control” of a Person shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled by” and “under common control with” shall have meanings correlative to the foregoing.

“Broker-Dealer” shall mean any broker or dealer registered as such under the Exchange Act.

“Business Day” shall have the meaning set forth in the Indenture.

“Closing Date” shall mean October 6, 2004.

“Commission” shall mean the United States Securities and Exchange Commission.

“Conduct Rules” shall have the meaning set forth in Section 4(s) hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Exchange Offer Registration Period” shall mean the up to 180-day period following the consummation of the Registered Exchange Offer, exclusive of any period during which any stop order shall be in effect suspending the effectiveness of the Exchange Offer Registration Statement.

“Exchange Offer Registration Statement” shall mean an exchange offer registration statement of Issuer and Guarantor on an appropriate form under the Act with respect to the Registered Exchange Offer, all amendments and supplements to such registration statement, including post-effective amendments thereto, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Exchange Securities” shall mean debt securities of Issuer identical in all material respects to the Securities to be issued under the Indenture, except that: Additional Interest will not be payable in respect of the Exchange Securities; the Exchange Securities will not be entitled to registration rights under this Agreement; interest on the Exchange Securities will accrue from the last day on which interest was paid on the Securities; the non-call period for any optional call could be extended; and the Exchange Securities will not be subject to the restrictions on transfer applicable to the Securities, subject to certain exceptions.

“Exchanging Dealer” shall mean any Holder that is a Broker-Dealer and elects to exchange any Securities that it acquired for its own account as a result of market-making activities or other trading activities (but not directly from Guarantor or Issuer or any Affiliate of Guarantor or Issuer) for Exchange Securities.

“Guarantee” shall have the meaning set forth in the preamble hereto.

“Guarantor” shall have the meaning set forth in the preamble hereto.

“Holder(s)” shall have the meaning set forth in the preamble hereto.

“Indemnified Party” shall have the meaning set forth in Section 7(a) hereof.

“Indemnifying Party” shall have the meaning set forth in Section 7(b) hereof.

“Indenture” shall have the meaning set forth in the preamble hereto.

“Initial Placement” shall have the meaning set forth in the preamble hereto.

“Initial Purchasers” shall have the meaning set forth in the preamble hereto.

“Issuer” shall have the meaning set forth in the preamble hereto.

“Losses” shall have the meaning set forth in Section 7(d) hereof.

“Majority Holders” shall mean, at any given time, the Holders of a majority of the aggregate principal amount of Securities and Exchange Securities, as the case may be, outstanding and registered under a Registration Statement at such time, provided that, for purposes of this Agreement, and in accordance with Section 16 hereof, whenever the consent or approval of Holders of a specified percentage of Securities of a series is required hereunder, Securities held by Issuer, Guarantor or any Affiliates of Issuer or Guarantor shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage or amount.

“Managing Underwriters” shall mean the investment banker or investment bankers and manager or managers that shall administer an underwritten offering.

“Notes” shall have the meaning set forth in the preamble hereto.

“Offering Memorandum” shall have the meaning set forth in the Purchase Agreement.

“Person” shall mean an individual, trustee, corporation, partnership, limited liability company, joint stock company, trust, unincorporated association, union, business association, firm or other legal entity.

“Prospectus” shall mean the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Securities or the Exchange Securities covered by such Registration Statement, and all amendments and supplements thereto and all material incorporated by reference therein.

“Purchase Agreement” shall have the meaning set forth in the preamble hereto.

“Registered Exchange Offer” shall mean the proposed offer of Issuer and Guarantor to issue and deliver to the Holders of the Securities that are not prohibited by any law or policy of the Commission from participating in such offer a like aggregate principal amount of Exchange Securities in exchange for the Securities.

“Registration Default” shall have the meaning set forth in Section 3(c).

“Registration Default Period” shall have the meaning set forth in Section 3(c).

“Registration Expenses” shall mean any and all expenses incident to performance of or compliance by Issuer and Guarantor with this Agreement, including without limitation: (a) all Commission and any NASD registration, filing and review fees and expenses including fees and disbursements of counsel for the placement or sales agent or underwriters in connection with such registration, filing and review, (b) all fees and expenses in connection with the qualification of the Securities and Exchange Securities for offering and sale under the State securities and blue sky laws referred to in Section 4(h) hereof and determination of their eligibility for investment under the laws of such jurisdictions as any Managing Underwriters or the Holders may designate, including any fees and disbursements of counsel for the Holders or underwriters in connection with such qualification and determination, (c) all expenses relating to the preparation, printing, production, distribution and reproduction of each Registration Statement required to be filed hereunder, each Prospectus included therein or prepared for distribution pursuant hereto, each amendment or supplement to the foregoing, the expenses of preparing the Securities and Exchange Securities for delivery and the expenses of printing or producing any underwriting agreements, agreements among underwriters, selling agreements and blue sky or legal investment memoranda and all other documents in connection with the offering, sale or delivery of Securities and Exchange Securities to be disposed of (including certificates representing the Securities and Exchange Securities), (d) messenger, telephone and delivery expenses relating to the offering, sale or delivery of Securities and Exchange Securities and the preparation of documents referred to in clause (c) above, (e) fees and expenses of the Trustee under the Indenture, any agent of the Trustee and any counsel for the Trustee and of any collateral agent or custodian, (f) internal expenses (including all salaries and expenses of Issuer’s and Guarantor’s officers and employees performing legal or accounting duties), (g) fees, disbursements and expenses of counsel and independent certified public accountants of Issuer and Guarantor (including the expenses of any opinions or “cold comfort” letters required by or incident to such performance and compliance), (h) fees, disbursements and expenses, if any, of any “qualified independent underwriter” engaged pursuant to Section 4(s) hereof, (i) fees, disbursements and expenses of one counsel for the Majority Holders, if any, retained in connection with a Shelf Registration, as selected by the Majority Holders (which counsel shall be counsel to the Initial Purchasers unless another nationally recognized law firm is selected by Issuer and Guarantor and is reasonably acceptable to the Majority Holders), (j) any fees charged by securities rating services for rating the Securities and Exchange Securities, and (k) fees, expenses and disbursements of any other persons, including special experts, retained by Issuer and Guarantor in connection with such registration.

“Registration Statement” shall mean any Exchange Offer Registration Statement or Shelf Registration Statement that covers any of the Securities or the Exchange Securities pursuant to the provisions of this Agreement, any amendments and supplements to such registration statement, including post-effective amendments (in each case including the

Prospectus contained therein), all exhibits thereto and all material incorporated by reference therein.

“Securities” shall mean the Notes and the Guarantees.

“Shelf Registration” shall mean a registration effected pursuant to Section 3 hereof.

“Shelf Registration Period” shall have the meaning set forth in Section 3(b)(ii) hereof.

“Shelf Registration Statement” shall mean a “shelf” registration statement of Issuer and Guarantor pursuant to the provisions of Section 3 hereof which covers some or all of the Securities or Exchange Securities, as applicable, on an appropriate form under Rule 415 under the Act, or any similar Rule that may be adopted by the Commission, amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Telecom Italia” shall have the meaning set forth in the preamble hereto.

“TI Capital” shall have the meaning set forth in the preamble hereto.

“TIA” shall mean the Trust Indenture Act of 1939, as amended.

“Trustee” shall have the meaning set forth in the preamble hereto.

“underwriter” shall mean any Person deemed an “underwriter,” under the Act, of Securities or Exchange Securities in connection with an offering thereof under a Shelf Registration Statement.

“Underwritten Offering” shall mean a registration in which Securities are sold to an underwriter for reoffering to the public.

2. Registered Exchange Offer. (a) To the extent not prohibited by any applicable law or applicable interpretation of the Staff of the Commission, Issuer and Guarantor shall use their respective reasonable best efforts to consummate the Registered Exchange Offer with respect to each series of Securities on or prior to October 31, 2005. For purposes hereof, “consummate” shall mean, with respect to a series of Securities, that the Exchange Offer Registration Statement shall have been declared effective, the period of the Registered Exchange Offer provided in accordance with clause 2(c)(ii) below shall have expired and all Securities of such series validly tendered and not withdrawn in connection with such Registered Exchange Offer shall have been exchanged for Exchange Securities.

(b) Upon the effectiveness of the Exchange Offer Registration Statement, Issuer and Guarantor shall promptly commence the Registered Exchange Offer, it being the objective of such Registered Exchange Offer to enable each Holder electing to exchange Securities for Exchange Securities (assuming that such Holder is not an Affiliate of Issuer and Guarantor, acquires the Exchange Securities in the ordinary course of such Holder’s business, is not engaged in and does not intend to engage in and has no arrangements or understandings with any Person to participate in the distribution of the Exchange Securities, is not a Broker-Dealer tendering Securities directly acquired from Guarantor or Issuer for its own account and is not prohibited by any law or policy of the Commission from participating in the Registered Exchange Offer) to trade such Exchange Securities from and after their receipt without any limitations or restrictions under the Act and under state securities or blue sky laws.

(c) In connection with the Registered Exchange Offer, Issuer and Guarantor shall:

(i) mail to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents, which states, in addition to such other disclosures as are required by applicable law:

(1) that the Registered Exchange Offer is being made pursuant to this Agreement and that all Securities of such series validly tendered and not withdrawn will be accepted for exchange;

(2) the dates of acceptance for exchange (which shall be a period of at least 20 business days from the date such notice is mailed);

(3) that any Security of such series not tendered will remain outstanding and continue to accrue interest, but will not retain any rights under this Agreement, unless the Holder of such Security delivers a notice pursuant to Section 3(a) hereof; and

(4) that Holders electing to have a Security exchanged pursuant to the Registered Exchange Offer will be required to surrender, or make book-entry delivery of, such Security and deliver (including via an agent’s message) the enclosed letters of transmittal to the institution and at the address specified in the notice prior to the close of business on the last day for acceptance of the Registered Exchange Offer.

(ii) keep the Registered Exchange Offer open for not less than 20 business days after the date notice thereof is mailed to the Holders (or longer if required by applicable law);

(iii) if Issuer and Guarantor receive notice from an Exchanging Dealer that such Exchanging Dealer holds Securities acquired for the account of such Exchanging Dealer as a result of market making or other trading activities, use their respective reasonable efforts to keep the Exchange Offer Registration Statement continuously effective under the Act, supplemented and amended as required under the Act to ensure that it is available for sales of Exchange Securities by Exchanging Dealers during the Exchange Offer Registration Period;

(iv) utilize the services of a depositary for the Registered Exchange Offer with an address in the Borough of Manhattan in New York City, which may be the Trustee or an Affiliate of the Trustee;

(v) permit Holders to withdraw tendered Securities at any time prior to the close of business, New York City time, on the last Business Day on which the Registered Exchange Offer is open by sending to the entity specified in the Prospectus a facsimile or letter setting forth the name of such Holder, the principal amount of the Securities delivered for exchange and a statement that such Holder is withdrawing such Holder’s election to have such Securities exchanged;

(vi) prior to effectiveness of the Exchange Offer Registration Statement, if requested by the Commission, provide a supplemental letter to the Commission (A) stating that Issuer and Guarantor are conducting the Registered Exchange Offer in reliance on the position of the Commission in Exxon Capital Holdings Corporation (pub. avail. May 13, 1988) and Morgan Stanley and Co. Incorporated (pub. avail. June 5, 1991); and (B) including a representation that Issuer and Guarantor have not entered into any arrangement or understanding with any Person to distribute the Exchange Securities to be received in the Registered Exchange Offer and that, to the best of Issuer and Guarantor’s information and belief, each Holder participating in the Registered Exchange Offer is acquiring the Exchange Securities in the ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the Exchange Securities;

(vii) comply in all respects with all applicable laws relating to the Registered Exchange Offer; and

(viii) prior to effectiveness of the Exchange Offer Registration Statement, shall have caused the Exchange Securities to be fully eligible for holding and trading through the clearing facilities of The Depositary Trust Company.

(d) Promptly after the close of the Registered Exchange Offer, Issuer and Guarantor shall:

(i) accept for exchange all Securities duly tendered and not validly withdrawn pursuant to the Registered Exchange Offer in accordance with the terms of the Exchange Offer Registration Statement and letter of transmittal, which shall be an exhibit thereto;

(ii) deliver to the Trustee for cancellation in accordance with sub-Section 4(q) hereof all Securities so accepted for exchange; and

(iii) cause the Trustee promptly to authenticate and deliver to each Holder of Securities a principal amount of Exchange Securities equal to the principal amount of the Securities of such Holder so accepted for exchange.

(e) Issuer and Guarantor shall use their reasonable best efforts to consummate the Registered Exchange Offer with respect to each series as provided in this Section 2 and shall comply with the applicable requirements of the Act, the Exchange Act and other applicable laws and regulations in connection with the Registered Exchange Offer. The Registered Exchange Offer shall not be subject to any conditions, other than that the Registered Exchange Offer shall not violate applicable law or any applicable interpretation of the staff of the Commission.

(f) Each Holder, by tendering Securities for exchange for Exchange Securities, acknowledges and agrees that any Broker-Dealer and any such Holder using the Registered Exchange Offer to participate in a distribution of the Exchange Securities (x) could not under the Commission’s policy as in effect on the date of this Agreement rely on the position of the Commission in Morgan Stanley and Co. Incorporated (pub. avail. June 5, 1991) and Exxon Capital Holdings Corporation (pub. avail. May 13, 1988), as interpreted in Shearman & Sterling (pub. avail. July 2, 1993) and similar no-action letters; and (y) must comply with the registration and prospectus delivery requirements of the Act in connection with any secondary resale transaction and must be covered by an effective registration statement containing the selling security holder information required by Item 507 and 508 of Regulation S-K, as applicable, under the Act if the resales are of Exchange Securities obtained by such Holder in exchange for Securities acquired by such Holder directly from Issuer and Guarantor or one of its Affiliates. Accordingly, each Holder participating in the Registered Exchange Offer shall be required to represent to Issuer and Guarantor that, at the time of the consummation of the Registered Exchange Offer:

(i) any Exchange Securities received by such Holder will be acquired in the ordinary course of business;

(ii) such Holder will have no arrangement or understanding with any Person to participate in the distribution of the Securities or the Exchange Securities within the meaning of the Act; and

(iii) such Holder is not an Affiliate of Issuer and Guarantor or a Broker-Dealer tendering Securities acquired directly from Guarantor or Issuer.

(g) If any Initial Purchaser determines, based on an opinion of counsel for the Initial Purchasers, that it is not eligible to participate in the Registered Exchange Offer with respect to the exchange of Securities constituting any portion of an unsold allotment, at the request of such Initial Purchaser, Issuer and Guarantor shall issue and deliver to such Initial Purchaser or the Person purchasing Exchange Securities registered under a Shelf Registration Statement as contemplated by Section 3 hereof from such Initial Purchaser, in exchange for such Securities, a like principal amount of Exchange Securities. Issuer and Guarantor shall use their respective reasonable best efforts to cause the CUSIP Service Bureau to issue the same CUSIP number for such Exchange Securities as for Exchange Securities issued pursuant to the Registered Exchange Offer.

3. Shelf Registration. (a) In the event that (i) Issuer and Guarantor determine that the Registered Exchange Offer provided for in Section 2(a) above is not available or may not be consummated as soon as practicable after the last date for acceptance of the Registered Exchange Offer because it would violate applicable law or the applicable interpretations of the staff of the Commission, (ii) the Registered Exchange Offer is not for any other reason consummated on or prior to October 31, 2005 (other than failure of a Holder to tender under circumstances other than those described in the following clause (iii)) or (iii) any Holder of Securities shall notify Issuer and Guarantor prior to the consummation of the Registered Exchange Offer that (A) such Holder was prohibited by law or Commission policy from participating in the applicable Registered Exchange Offer and provides an opinion of counsel to Issuer and Guarantor to that effect or (B) such Holder is a Broker-Dealer and holds Securities or Exchange Securities acquired directly from Issuer and Guarantor or any of its Affiliates, Issuer and Guarantor shall cause to be filed as soon as reasonably practicable after such determination (based on the opinion of counsel referred to in sub-Section 2(g) hereof, date or notice is given to Issuer and Guarantor, as the case may be, a Shelf Registration Statement providing for sale by the Holders of all the Securities or Exchange Securities (except as provided in the next succeeding sentence) and use their reasonable best efforts to have such Shelf Registration Statement declared effective by the Commission. In the event Issuer and Guarantor are required to file a Shelf Registration Statement solely as a result of the matters referred to in clause (iii) of the preceding sentence, Issuer and Guarantor shall file and use their reasonable best efforts to have declared effective by the Commission both an Exchange Offer Registration Statement pursuant to Section 2(a) with respect to all Securities not held by Holders who delivered the notice and a Shelf Registration Statement (which may be a combined Registration Statement with the Exchange Offer Registration Statement or may be a separate Registration Statement) with respect to offers and sales of their Securities or Exchange Securities held by the Holders who delivered the notice.

(b) (i) Nothing in this Section 3 shall require the declaration of effectiveness of a Shelf Registration Statement prior to the deadline for consummating the Registered Exchange Offer set forth in Section 2(a) hereof. No Holder shall be entitled to have the Securities held by it covered by such Shelf Registration Statement unless such Holder agrees in writing to be bound by all of the provisions of this Agreement applicable to such Holder. With respect to Exchange Securities received by an Initial Purchaser in exchange for Securities constituting any portion of an unsold allotment, Issuer and Guarantor may, if permitted by current interpretations by the Commission’s Staff, file a post-effective amendment to the Exchange Offer Registration Statement containing the information required by Item 507 and 508 of Regulation S-K, as applicable, in satisfaction of their obligations under this subsection with respect thereto, and any such Exchange Offer Registration Statement, as so amended, shall be referred to herein as, and governed by the provisions herein applicable to, a Shelf Registration Statement.

(ii) Issuer and Guarantor shall use their respective reasonable best efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended as required by the Act, in order to permit the Prospectus forming part thereof to be usable by Holders for a period of two years from the original issuance date of the Securities or Exchange Securities or such shorter period that will terminate when all the Securities or Exchange Securities, as applicable, covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement or cease to be outstanding (in any such case, such period being called the “Shelf Registration Period”). Issuer and Guarantor further agree to supplement or amend the Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by Issuer and Guarantor for such Shelf Registration Statement or by the Act or by any other rules and regulations thereunder for shelf registration or if reasonably requested by a Holder with respect to information relating solely to such Holder, and to use their respective reasonable best efforts to cause any such amendment to become effective and such Shelf Registration Statement to become usable as soon as practicable thereafter. Issuer and Guarantor agree to furnish to the Holders of Securities copies of any such supplement or amendment promptly after it being used or filed with the Commission.

(iii) No Holder of Securities may include any of its Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to Issuer and Guarantor in writing, within 20 days after receipt of a request therefor, the information specified in Item 507 or 508 of Regulation S-K, as applicable, of the Act for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. No Holder of Securities shall be entitled to additional interest pursuant to Section 3(c) hereof unless and until such Holder shall have provided all such information which is required by rules of the

Commission to be included in the Shelf Registration Statement prior to the time it is declared effective. Each selling Holder agrees to promptly furnish additional information required to be disclosed in order to make the information previously furnished to Issuer and Guarantor by such Holder not materially misleading.

(c) In the event that:

(i) if a Shelf Registration Statement is required to be filed in response to a change in applicable law or the applicable interpretations of the Staff of the Commission, the Shelf Registration Statement is not declared effective within 365 days after the later to occur of publication of the change in law or interpretation and October 31, 2004,

(ii) the Registered Exchange Offer is not consummated on or prior to October 31, 2005 unless applicable law or the applicable interpretations of the staff of the Commission do not permit Issuer and Guarantor to effect the Registered Exchange Offer, or

(iii) after either the Exchange Offer Registration Statement or the Shelf Registration Statement has been declared effective, such Registration Statement thereafter ceases to be effective or usable in connection with the resales of Securities or Exchange Securities in accordance with and during the periods specified in this Agreement

(each such event, a “Registration Default”, and each period during which a Registration Default has occurred and is continuing, a “Registration Default Period”), then, as liquidated damages for such Registration Default, additional interest will accrue on the aggregate principal amount of the Securities and Exchange Securities (in addition to the stated interest on the Securities and Exchange Securities) at a rate of 0.50% per annum from and including the date on which any such Registration Default has occurred to but excluding the date on which all Registration Defaults have been cured (the “Additional Interest”). Such Additional Interest will cease accruing on such Securities or Exchange Securities (x) upon the effectiveness of, if applicable, the Shelf Registration Statement, in the case of clause (i) above, or (y) upon consummation of the Registered Exchange Offer, in the case of clause (ii) above. Notwithstanding the existence of more than one Registration Default with respect to any series of Securities or Exchange Securities, the interest rate applicable to the Securities or Exchange Securities of such series shall not be increased by more than the annual rate of 0.50%.

4. Additional Registration Procedures. In connection with any Shelf Registration Statement and, to the extent applicable, any Exchange Offer Registration Statement, the following provisions shall apply:

(a) Issuer and Guarantor shall:

(i) not less than two Business Days prior to the filing of any Registration Statement or any Prospectus, and not less than one Business Day prior to the filing of any amendment to a Registration Statement or amendment or supplement to a Prospectus or any document which is to be incorporated by reference into a Registration Statement or Prospectus after the initial filing of a Registration Statement, provide copies of such document to the Initial Purchasers and their counsel (and, in the case of a Shelf Registration Statement, one counsel on behalf of all of the Holders) and make such representatives of Issuer and Guarantor as shall be reasonably requested by the Initial Purchasers or their counsel (and, in the case of a Shelf Registration Statement, one counsel on behalf of all of the Holders) available for discussion of such document, and shall not at any time file or make any amendment to the Registration Statement, any Prospectus or any amendment of or supplement to a Registration Statement or a Prospectus or any document which is to be incorporated by reference into a Registration Statement or a Prospectus, of which the Initial Purchasers and their counsel (and, in the case of a Shelf Registration Statement, one counsel on behalf of all of the Holders) shall not have previously been advised and furnished a copy or to which the Initial Purchasers or their counsel (and, in the case of a Shelf Registration Statement, one counsel on behalf of all of the Holders) shall reasonably object within one business day of their receipt of such copy; provided that the requirements of this paragraph shall not apply to Guarantor’s documents filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act (“Exchange Act Documents”), or any supplement to any Prospectus based on Exchange Act Documents;

(ii) in the case of an Exchange Offer Registration Statement, to the extent permitted by the Act, include the information in substantially the form set forth in Annex A hereto on the facing page of the Exchange Offer Registration Statement, in substantially the form set forth in Annex B hereto in the forepart of the Exchange Offer Registration Statement in a Section setting forth details of the Exchange Offer, in substantially the form set forth in Annex C hereto in the underwriting or plan of distribution Section of the Prospectus contained in the Exchange Offer Registration Statement, and in substantially the form set forth in Annex D hereto in the letter of transmittal delivered pursuant to the Registered Exchange Offer; and

(iii) in the case of a Shelf Registration Statement, include the names of the Holders that propose to sell Securities or Exchange Securities pursuant to the Shelf

Registration Statement as selling security holders and the applicable information required by Item 507 of Regulation S-K as provided by the Holders.

(b) Issuer and Guarantor shall promptly notify the Initial Purchasers, the Holders of Securities or Exchange Securities covered by any Shelf Registration Statement and any Exchanging Dealer under any Exchange Offer Registration Statement that has provided in writing to Issuer and Guarantor a telephone or facsimile number and address for notices, and, if requested by the Initial Purchasers or any such Holder or Exchanging Dealer, shall confirm such advice in writing (which notice pursuant to clauses (ii)-(v) hereof shall be accompanied by an instruction to suspend the use of the Prospectus until Issuer and Guarantor shall have remedied the basis for such suspension):

(i) when a Registration Statement or any amendment thereto has been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective;

(ii) of any request by the Commission or any state securities authority for any amendment or supplement to the Registration Statement or the Prospectus or for additional information;

(iii) of the issuance by the Commission or any state securities authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;

(iv) of the receipt by Issuer and Guarantor of any notification with respect to the suspension of the qualification of the securities included therein for sale in any jurisdiction or the initiation of any proceeding for such purpose; and

(v) of the happening of any event that requires any change in the Registration Statement or the Prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading.

In the case of a Shelf Registration Statement, each Holder and Exchanging Dealer agrees that, upon receipt of any notice from Guarantor or Issuer (a) of the happening of any event of the kind described in paragraph (iii), (iv) or (v) hereof or (b) that they have determined that the continued effectiveness and use of the Shelf Registration Statement would require the disclosure of confidential information or interfere with any equity or debt financing, acquisition, reorganization or other material transaction involving Guarantor, such Holder or Exchanging Dealer will forthwith discontinue disposition of the Securities or Exchange Securities pursuant to a Registration Statement until such Holder’s or Exchanging

Dealer’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4(a)(i) hereof or of a notice permitting the resumption of disposition of Securities or Exchange Securities, and, if so directed by the Issuer and Guarantor (at Guarantor’s and Issuer’s expense) or destroy all copies in its possession, other than permanent file copies then in its possession, of the Prospectus covering such Securities or Exchange Securities current at the time of receipt of such notice.

If Issuer and Guarantor shall give any such notice to suspend the disposition of Securities or Exchange Securities pursuant to a Registration Statement, Issuer and Guarantor shall extend the period during which the Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders shall have received copies of the supplemented or amended Prospectus necessary to resume such dispositions or advice from Issuer and Guarantor that delivery may be resumed. Issuer and Guarantor may give any such notice only three times during any 365 day period and any such suspensions may not exceed 30 days for each suspension and there may not be more than three suspensions in effect during any 365 day period.

(c) Issuer and Guarantor shall use their respective reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement or the qualification of the securities therein for sale in any jurisdiction at the earliest possible time.

(d) Issuer and Guarantor shall (i) use their respective reasonable best efforts to list the Exchange Securities on the Luxembourg Stock Exchange as soon as practicable after consummation of the Registered Exchange Offer; and (ii) file with the relevant authorities such documents and materials as may be required to establish and maintain the listing of the Exchange Securities on the Luxembourg Stock Exchange.

(e) Issuer and Guarantor shall, during the Shelf Registration Period, deliver to each Holder of Securities or Exchange Securities covered by any Shelf Registration Statement, without charge, as many copies of the Prospectus (including each preliminary Prospectus) included in such Shelf Registration Statement and any amendment or supplement thereto as such Holder may reasonably request. Issuer and Guarantor consent to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of securities in connection with the offering and sale of the securities covered by the Prospectus, or any amendment or supplement thereto, included in the Shelf Registration Statement.

(f) Issuer and Guarantor shall furnish to each Exchanging Dealer which so requests, without charge, at least one copy of the Exchange Offer Registration Statement and any post-effective amendment thereto, including, upon written request, all material incorporated by reference therein, and all exhibits thereto (including exhibits incorporated by reference therein).

(g) Issuer and Guarantor shall promptly deliver to each Initial Purchaser, each Exchanging Dealer and each other Person required to deliver a Prospectus during the Exchange Offer Registration Period, without charge, as many copies of the Prospectus included in such Exchange Offer Registration Statement and any amendment or supplement thereto as any such Person may reasonably request. Issuer and Guarantor consent to the use of the Prospectus or any amendment or supplement thereto by any Initial Purchaser, any Exchanging Dealer and any such other Person that may be required to deliver a Prospectus following the Registered Exchange Offer in connection with the offering and sale of the Exchange Securities covered by the Prospectus, or any amendment or supplement thereto, included in the Exchange Offer Registration Statement.

(h) Prior to the Registered Exchange Offer or any other offering of Securities or Exchange Securities pursuant to any Registration Statement, Issuer and Guarantor shall: (i) arrange, if necessary, for the qualification of the Securities or the Exchange Securities for sale under the laws of such jurisdictions as any Holder or the Managing Underwriters shall reasonably request and will maintain such qualification in effect so long as required, and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Securities owned by such Holder; and (ii) cooperate with such Holders in connection with any filings required to be made with the National Association of Securities Dealers, Inc.; provided that in no event shall Guarantor or Issuer be obligated to qualify to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to taxation or service of process in suits, other than those arising out of the Initial Placement, the Registered Exchange Offer or any offering pursuant to a Shelf Registration Statement, in any such jurisdiction where it is not then so subject.

(i) Issuer and Guarantor shall cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Exchange Securities or Securities to be issued or sold pursuant to any Registration Statement free of any restrictive legends and in such denominations (consistent with the Indenture) and registered in such names as Holders may request at least one business day prior to the closing of any Securities.

(j) Upon the occurrence of any event contemplated by subsections (b)(ii) through (v) above, Issuer and Guarantor shall promptly prepare a post-effective amendment to the applicable Registration Statement or an amendment or supplement to the related Prospectus or file any other required document so that, as thereafter delivered to Initial Purchasers, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. In such circumstances, the period of effectiveness of the Exchange Offer Registration Statement provided for in Section 2 hereof and the Shelf Registration Statement provided for in Section 3(b) hereof shall each be extended by the number of days from and including the date of the giving of a notice of suspension pursuant to sub-Section 4(b) hereof to and including the date when the Initial Purchasers, the Holders and any known Exchanging Dealer shall have received such amended or supplemented Prospectus pursuant to this Section 4; provided that in no event shall Issuer and Guarantor be required to maintain the effectiveness of any Exchange Offer Registration Statement or Shelf Registration Statement beyond the second anniversary of the original issue date of the Securities. As soon as practicable following receipt of notice from Issuer and Guarantor in accordance with Section 4(b) hereof, each Holder and Exchange Dealer agrees to suspend use of the Prospectus until such Holder and Exchange Dealer receive copies of the amended or supplemented Prospectus or until it receives written notice from Issuer and Guarantor that the use of the applicable Prospectus may be resumed.

(k) Not later than the effective date of any Registration Statement, Issuer and Guarantor shall provide a CUSIP number for the Securities or the Exchange Securities, as the case may be, registered under such Registration Statement and provide the Trustee with printed certificates for such Securities or Exchange Securities, in a form eligible for deposit with The Depository Trust Company.

(l) Issuer and Guarantor shall comply with all applicable rules and regulations of the Commission and make generally available to its security holders as soon as practicable after the effective date of the applicable Registration Statement an earnings statement satisfying the provisions of Section 11(a) of the Act.

(m) Issuer and Guarantor shall cause the Indenture to be qualified under the TIA in a timely manner in connection with the registration of the Exchange Securities or Securities, as the case may be, and cooperate with the Trustee and the Holders to effect such changes to the Indenture (including, without limitation, changing the Trustee) as may be required for the Indenture to be so qualified in accordance with the terms of the TIA and execute, and use its reasonable best efforts to cause the Trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable the Indenture to be so qualified in a timely manner.

(n) Issuer and Guarantor may require each Holder of securities to be sold pursuant to any Shelf Registration Statement to furnish to Issuer and Guarantor such information regarding the Holder and the distribution of such securities as Issuer and Guarantor may from time to time reasonably require for inclusion in such Registration Statement in accordance with Section 3(b)(iii) hereof. Issuer and Guarantor may exclude from such Shelf Registration Statement the Securities or Exchange Securities of any Holder that unreasonably fails to furnish such information in accordance with Section 3(b)(iii) hereof.

(o) In the case of any Shelf Registration Statement, Issuer and Guarantor shall enter into such and take all other appropriate actions (including if requested an underwriting agreement in customary form) in order to expedite or facilitate the registration or the disposition of the Securities or Exchange Securities, and in connection therewith, if an underwriting agreement is entered into pursuant to Section 8 hereof, cause the same to contain indemnification provisions and procedures no less favorable than those set forth in Section 7 hereof (or such other provisions and procedures acceptable to the Majority Holders and the Managing Underwriters, if any, with respect to all parties to be indemnified pursuant to Section 7 hereof). Any Underwritten Offering shall be conducted pursuant to Section 8 hereof.

(p) Issuer and Guarantor shall use their respective reasonable best efforts to obtain any consent or approval of each governmental agency or authority, whether federal, state or local, even if not expressly provided for herein, which may be required to effect the Registration Statement, the Exchange Offer and the offering and sale of Exchange Securities by Broker-Dealers during the Exchange Offer Registration Period.

(q) If a Registered Exchange Offer is to be consummated, upon delivery of the Securities by Holders to Issuer and Guarantor (or to such other Person as directed by Issuer and Guarantor) in exchange for the Exchange Securities, Issuer and Guarantor shall mark, or caused to be marked, on the Securities so exchanged that such Securities are being canceled in exchange for the Exchange Securities. In no event shall the Securities be marked as paid or otherwise satisfied.

(r) Intentionally omitted/reserved.

(s) In the event that any Broker-Dealer shall underwrite any Securities or Exchange Securities or participate as a member of an underwriting syndicate or selling group or “assist in the distribution” (within the meaning of the Conduct Rules of the National Association of Securities Dealers, Inc. (the “Conduct Rules”)) thereof, whether as a Holder or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, Issuer and Guarantor shall assist such Broker-Dealer in complying with the requirements of such Conduct Rules, including, without limitation, by:

(i) if such Conduct Rules shall so require, engaging a “qualified independent underwriter” (as defined in such rules) to participate in the preparation of the Registration Statement, to exercise usual standards of due diligence with respect thereto and, if any portion of the offering contemplated by such Registration Statement is an underwritten offering or is made through a placement or sales agent, to recommend the yield of such Securities or Exchange Securities;

(ii) indemnifying any such qualified independent underwriter to the extent of the indemnification of underwriters provided in Section 7 hereof; and

(iii) providing such information to such Broker-Dealer as may be required in order for such Broker-Dealer to comply with the requirements of such Conduct Rules.

(t) Issuer and Guarantor shall prepare and file with the Commission a Registration Statement on the appropriate form under the Act, which Registration Statement shall (x) be on a form selected by Issuer and Guarantor, (y) in the case of a Shelf Registration, be on a form available for the sale of the Securities by the selling Holders thereof and (z) comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the Commission to be filed therewith, and use its reasonable best efforts to cause such Registration Statement to become effective and remain effective in accordance with Sections 2 and 3 hereof;

(u) Issuer and Guarantor shall prepare and file with the Commission such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period set forth herein and cause each Prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the Act; and to keep each Prospectus current during the period described under Section 4(3) and Rule 174 under the Act that is applicable to transactions by Broker-Dealers with respect to the Securities or Exchange Securities;

(v) If reasonably requested by any Holder of Securities covered by a Registration Statement, Issuer and Guarantor shall (i) promptly incorporate in a Prospectus supplement or post-effective amendment such information with respect to such Holder as such Holder reasonably requests to be included therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as reasonably practicable following the receipt by Issuer and Guarantor of notification of the matters to be incorporated in such filing.

(w) Until the issuance of the Exchange Securities, Issuer and Guarantor shall not, and shall not permit any of their respective Affiliates to, resell any of the Securities that have been acquired by any of them, except for Securities purchased by Issuer, Guarantor or any of their Affiliates and resold in a transaction registered under the Act.

(x) Issuer and Guarantor shall use their respective reasonable best efforts to take all other steps necessary to effect the registration of the Securities or the Exchange Securities, as the case may be, covered by a Registration Statement.

5. Exchanging Dealers. (a) Issuer and Guarantor understand that the Staff of the Commission has taken the position that any Exchanging Dealer may be deemed to be an “underwriter” within the meaning of the Act in connection with any resale of such Exchange Securities.

Issuer and Guarantor understand that it is the position of the Staff of the Commission that if the Prospectus contained in the Exchange Offer Registration Statement includes a plan of distribution containing a statement to the above effect and the meaning by which Exchanging Dealers may resell the Exchange Securities, without naming the Exchanging Dealers or specifying the amount of Exchange Securities owned by them, such Prospectus may be delivered by Exchanging Dealers to satisfy its prospectus delivery obligation under the Act in connection with resales of Exchange Securities for their own accounts, so long as the Prospectus otherwise meets the requirements of the Act.

(b) In light of the above, notwithstanding the other provisions of this Agreement, Issuer and Guarantor agree that the provisions of this Agreement as they relate to a Shelf Registration shall also apply to an Exchange Offer, and with such reasonable modifications thereto as may be reasonably requested by the Initial Purchasers or one or more Exchanging Dealers pursuant to clause 5(b)(ii) below in order to expedite or facilitate the disposition of any Exchange Securities by Exchanging Dealers consistent with the positions of the Staff recited in Section 5(a) above; provided that:

(i) Issuer and Guarantor shall not be required to amend or supplement the Prospectus contained in the Exchange Offer Registration Statement, as would otherwise be contemplated by Section 4(u), for a period exceeding the Exchange Offer Registration Period and Exchanging Dealers shall not be authorized to deliver, and shall not deliver, such Prospectus after such period in connection with the resales contemplated by this Section; and

(ii) the application of the Shelf Registration procedures set forth in Sections 3 and 4 of this Agreement to a Registered Exchange Offer, to the extent not required by the positions of the Staff of the Commission or the Act and the rules and regulations thereunder, will be in conformity with the reasonable request to Issuer and Guarantor by the Initial Purchasers or with the reasonable request in writing to Issuer and Guarantor by the Broker-Dealers who certify to the Initial Purchasers and in writing that they anticipate that they will be Exchanging Dealers; and provided further that, in connection with such application of the Shelf Registration procedures set forth in Sections 3 and 4 hereof to a Registered Exchange Offer, Issuer and Guarantor shall be obligated (x) to deal only with a single representative of the Exchanging Dealers, which shall be Lehman, unless it elects not to act as such representative, in which case the representative shall be selected by a majority of the Exchanging Dealers, (y) to pay the reasonable fees and expenses of only one counsel representing the Exchanging

Dealers, which shall be counsel to the Initial Purchasers unless another nationally recognized law firm is selected by a majority of the Exchanging Dealers and is reasonably acceptable to the Majority Holders, and (z) to cause to be delivered only one, if any, “cold comfort” letter with respect to the Prospectus in the form existing on the last day of acceptance of the Registered Exchange Offer and with respect to each amendment or supplement thereof, if any, effected during the Exchange Offer Registration Period.

6. Registration Expenses. Issuer and Guarantor shall bear all of the Registration Expenses. To the extent that any Registration Expenses are incurred, assumed or paid by any Holder or any placement or sales agent therefor or underwriter thereof, Issuer and Guarantor shall reimburse such person for the full amount of the Registration Expenses so incurred, assumed or paid promptly after receipt of a request therefor. Notwithstanding the foregoing, the Holders of the Securities and Exchange Securities being registered shall pay all agency fees and commissions and underwriting discounts and commissions attributable to the sale of such Securities and Exchange Securities and the fees and disbursements of any counsel or other advisors or experts retained by such Holders (severally or jointly), other than the counsel and experts specifically referred to in the definition of Registration Expenses set forth in Section 1 hereof, whose fees and disbursements shall be borne by Issuer and Guarantor pursuant to the first sentence of this Section 6.

7. Indemnification and Contribution. (a) Issuer and Guarantor jointly and severally agree to indemnify and hold harmless each Holder of Securities or Exchange Securities, as the case may be, covered by any Registration Statement, each Initial Purchaser and, with respect to any Prospectus delivery as contemplated in Section 4(g) hereof, each Exchanging Dealer (each, an “Indemnified Party”), the directors, officers, employees and agents of each such Indemnified Party and each Person who controls any such Indemnified Party within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal, state or foreign statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (A)(i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in (1) the Registration Statement as originally filed or in any amendment thereof, (2) in any preliminary prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or (3) in any “wrapped” version thereof constituting an offering memorandum under applicable Canadian securities laws, or (ii) arise out of or are based upon the omission or alleged omission to state in any of the documents referred to in clauses (1)-(3) above a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) result from a final non-appealable judgment of a competent court or a settlement which is made in accordance with sub-section (c) of this Section 7, and jointly and severally agree to reimburse each such

Indemnified Party, for any legal or other expenses duly documented and reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that neither Issuer nor Guarantor will be liable in any case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to Issuer and Guarantor by or on behalf of any such Indemnified Party relating to such Indemnified Party specifically for inclusion therein; and provided further that, with respect to any untrue statement or alleged prospectus relating to a Shelf Registration Statement, the foregoing indemnity agreement shall not inure to the benefit of any Indemnified Party (and any Person controlling such Indemnified Party), who failed to deliver a Prospectus to the Person asserting any losses, claims, or damages or liabilities to the extent that any loss, claim, damage or liability resulted from the fact that there was not given or sent to such Person, at or prior to the time of written confirmation of sale of such Securities or Exchange Securities to such person, a copy of the Prospectus (so long as such Prospectus was previously provided by Guarantor and or Issuer to the Indemnified Parties) that corrects the misstatement or omission, unless, in each case, such failure to deliver a Prospectus was a result of non-compliance by Issuer or Guarantor with the provisions hereof or of the applicable underwriting or similar agreement, if any. This indemnity agreement will be in addition to any liability which Issuer and Guarantor may otherwise have.

Issuer and Guarantor also jointly and severally agree to indemnify or contribute as provided in Section 7(d) to Losses of each underwriter of Securities or Exchange Securities, as the case may be, registered under a Shelf Registration Statement, their directors, officers, employees or agents and each Person who controls such underwriter on substantially the same basis as that of the indemnification of the Initial Purchasers and the selling Holders provided in this Section 7(a) and shall, if requested by any Holder, enter into an underwriting agreement reflecting such agreement, as provided in Section 4(o) hereof.

(b) Each Holder of securities covered by a Registration Statement, each Initial Purchaser and, with respect to any Prospectus delivery as contemplated in Section 4(g) hereof, each Exchanging Dealer (each, an “Indemnifying Party”) (including, for the avoidance of doubt, each Indemnifying Party that is an underwriter of Securities or Exchange Securities, as the case may be, registered under a Shelf Registration Statement) severally and not jointly agrees to indemnify and hold harmless Issuer and Guarantor, each of their respective directors, each of their respective officers who signs such Registration Statement, and each Person who controls Issuer and Guarantor (if any) within the meaning of either the Act or the Exchange Act any losses, claims, damages or liabilities to which Issuer or Guarantor may become subject, insofar as such losses, damages or liabilities (or actions in respect thereof) (A)(i) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in (1) the Registration Statement as originally filed or in any amendment thereof, (2) in any preliminary prospectus or Prospectus, or in any amendment thereof or supplement thereto, or (3) in any “wrapped” version thereof constituting an offering memorandum under applicable Canadian Securities laws, or (ii) arise out of or are based upon the omission or alleged omission to state in any of the documents referred to in clauses (1)-(3) above a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made therein, in reliance upon and in conformity with written information furnished to Issuer or Guarantor by such Indemnifying Party expressly for use therein and (B) result from a final non-appealable judgment of a competent court or a settlement which is made in accordance with sub-section (c) of this Section 7, and will reimburse Issuer and Guarantor for any legal or other expenses duly documented and reasonably incurred in connection with investigating or defending any such action or claim as such expenses are incurred. This indemnity agreement will be in addition to any liability which any such Indemnifying Party may otherwise have.

(c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. In any case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defence thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defence thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party;

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section is unavailable to or insufficient to hold harmless an indemnified party for any reason, then each applicable indemnifying party shall have a joint and several obligation to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which such indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by such indemnifying party, on the one hand, and such indemnified party, on the other hand, from the Initial Placement and the Registration Statement which resulted in such Losses; provided, however, that in no case shall any Initial Purchaser or any subsequent Holder of any Security or Exchange Security be responsible, in the aggregate, for any amount in excess of the purchase discount or commission applicable to such Security, or in the case of a Exchange Security, applicable to the Security that was exchangeable into such Exchange Security, as set forth on the cover page of the Offering Memorandum, nor shall any underwriter be responsible for any amount in excess of the underwriting discount or commission applicable to the securities purchased by such underwriter under the Registration Statement which resulted in such Losses. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the indemnifying party and the indemnified party shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of such indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by Issuer and Guarantor shall be deemed to be equal to the total net proceeds from the Initial Placement (before deducting expenses) as set forth on the cover page of the Offering Memorandum. Benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions as set forth on the cover page of the Offering Memorandum and benefits received by any other Holders shall be deemed to be equal to the value of receiving Securities or Exchange Securities, as applicable, registered under the Act. Benefits received by any underwriter shall be deemed to be equal to the total underwriting discounts and commissions, as set forth on the cover page of the Prospectus forming a part of the Registration Statement which resulted in such Losses. Relative fault shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading relates to information provided by the indemnifying party, on the one hand, or by the indemnified party, on the other hand, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.

(e) The parties agree that it would not be just and equitable if contribution were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or any other method of allocation which does not take account of the equitable considerations referred to above. The amount paid or payable by an indemnified party as a result of the Losses referred to in sub-section 7(d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of the Section, no Holder shall be required to indemnify or contribute any amount in excess of the amount by which the total price at which Securities or Exchange Securities were sold by such Holder exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this paragraph (e), no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations to contribute pursuant to this Section are several in proportion to the aggregate principal amount of Securities or Exchange Securities sold by them pursuant to such Registration Statement. The remedies provided for in this sub-Section (e) are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity. For purposes of this Section 7, each Person who controls a Holder, an Initial Purchaser or, with respect to any Prospectus delivery as contemplated in Section 4(g) hereof, each Exchanging Dealer within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of such Holder, Initial Purchaser or Exchanging Dealer shall have the same rights to contribution as such Holder, Initial Purchaser or Exchanging Dealer and each Person who controls Guarantor (if any) or Issuer within the meaning of either the Act or the Exchange Act, each officer of Guarantor or Issuer who shall have signed the Registration Statement and each director of Issuer and Guarantor shall have the same rights to contribution as Issuer and Guarantor, subject in each case to the applicable terms and conditions of this paragraph (e).

(f) The provisions of this Section 7 will remain in full force and effect, regardless of any investigation made by or on behalf of any Holder, Guarantor or Issuer or any of the officers, directors or controlling Persons referred to in this Section 7 hereof, and will survive acceptance of any Exchange Securities, any termination of this Agreement and the sale by a Holder of securities covered by a Registration Statement.

8. Underwritten Offerings and Certain Other Resales. Issuer and Guarantor shall enter into one or more underwriting agreements, engagement letters, agency agreements, “best efforts” underwriting agreements or similar agreements, as appropriate, and take such other actions in connection therewith if any of the Securities or Exchange Securities, as the case may be, covered by any Shelf Registration Statement are to be sold in an Underwritten Offering or if the Majority Holders so request (unless such Holders are permitted to sell pursuant to Rule 144(K) within 90 days thereof) in order to expedite or facilitate the disposition of such Securities or Exchange Securities. The Managing

Underwriter(s) shall be selected by the Majority Holders and, if other than one or more of the Initial Purchasers, shall be reasonably satisfactory to Issuer and Guarantor.

(a) In the case of any Underwritten Offering, Issuer and Guarantor shall provide written notice to the Holders of all Securities covered by the applicable Shelf Registration Statement of such Underwritten Offering at least 20 days prior to the filing of a prospectus supplement for such Underwritten Offering. Such notice shall (x) offer each such Holder the right to participate in such Underwritten Offering, (y) specify a date, which shall be no earlier than 10 days following the date of such notice, by which such Holder must inform Issuer and Guarantor of its intent to participate in such Underwriting Offering and (z) include the instructions such Holder must follow in order to participate in such Underwritten Offering. No Holder may participate in any Underwritten Offering under the Agreement unless such Holder (a) agrees to sell such Holder’s Securities or Exchange Securities on the basis provided in any underwriting arrangements approved by the Persons entitled under this Agreement to approve such arrangements and (b) completes and executes all questionnaires, powers of attorneys, confidentiality agreements (if appropriate), indemnities, underwriting agreements, lock-up letters and other documents reasonably required under the terms of such underwriting arrangements.

(b) Whether or not an agreement of the type referred to in sub-Section (a) of this Section 8 is entered into and whether or not any portion of the offering contemplated by the Shelf Registration is an Underwritten Offering or is made through a placement or sales agent or any other entity, Issuer and Guarantor shall enter into such customary agreements to indemnify any underwriters and their control persons and take all such other customary actions in connection therewith (including those requested by counsel for the Holders) in order to expedite or facilitate the disposition of Securities, as the case may be, and, in such connection, (i) furnish such customary covenants, representations and warranties to the Holders of Securities or Exchange Securities, as the case may be (but such covenants, representations and warranties shall be no more onerous than those set forth in the purchase agreement for the initial placement of the Notes, except as appropriate in light of the nature of the offering), any placement or sales agent therefor and any underwriters of such Securities or Exchange Securities with respect to the business of Issuer and Guarantor and its subsidiaries, the Registration Statement, Prospectus and documents incorporated by reference or deemed incorporated by reference, if any, in each case in substance similar to those set forth in Sections 3 and 4 of the Purchase Agreement but conformed in form, substance and scope to, or supplemented by, the covenants, representations and warranties customarily furnished in connection with an offering of debt securities pursuant to any appropriate agreement or to a registration statement filed in the form applicable to the Shelf Registration, (ii) obtain opinions of counsel to Issuer and Guarantor covering matters similar to those set forth in Section 5 of the Purchase Agreement as well as any other matter that is customarily covered by Issuer’s and Guarantor’s counsel in connection with an offering of debt securities pursuant to a registration statement in the form applicable to the Shelf Registration, addressed to each selling Holder, the placement or sales agents therefor, if any, and the underwriters of Securities or Exchange Securities, if any, (iii) obtain “cold comfort” letters from the independent certified public accountants of Issuer and Guarantor (and, if necessary, any other certified public accountant of any subsidiary of Issuer and Guarantor or any business acquired by Issuer and Guarantor for which financial statements and financial data are or are required to be included in the Registration Statement) addressed to each selling Holder and, the placement or sales agents, if any, therefor and the underwriters of Securities or Exchange Securities, if any, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with underwritten offerings, (iv) deliver such documents and certificates as may be reasonably requested by counsel for the Majority Holders, the placement or sales agents, if any, therefor or the underwriters, if any, to evidence the continued validity of the representations and warranties of Issuer and Guarantor made pursuant to clause (i) above and to evidence compliance with any customary conditions in an underwriting or similar agreement, and (v) (1) make available for inspection by the Holders of Securities or Exchange Securities to be registered thereunder, the placement or sales agents, if any, therefor or the underwriters, if any, participating in any disposition pursuant to such Shelf Registration Statement, and any attorney retained by the Holders, any such placement or sales agent or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of Issuer and Guarantor during normal business hours at the offices where such information is typically kept, and (2) cause the officers, directors and employees of Issuer and Guarantor to supply all relevant information reasonably requested by the Holders, any such placement or sales agent or any such underwriter or attorney in connection with any such Shelf Registration Statement as is customary for similar due diligence examinations during normal business hours at the offices where such information is typically kept, subject to the execution by the Holders or any such underwriter of a reasonable and customary form of confidentiality agreement, that is substantially similar to that entered into by Guarantor in connection with Underwritten Offerings and reasonably satisfactory to Guarantor.

9. No Inconsistent Agreements. Neither Guarantor nor Issuer has, as of the date hereof, entered into, nor shall it, on or after the date hereof, enter into, any agreement with respect to its securities that is inconsistent with the rights granted to the Holders herein or otherwise conflicts with the provisions hereof.

10. Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless Issuer and Guarantor have obtained the written consent of the Majority Holders; provided that, with respect to any matter that directly or indirectly affects the rights of any Initial Purchaser hereunder, Issuer and Guarantor shall obtain the written consent of each of the Initial Purchasers against which such amendment, qualification, supplement, waiver or consent is to be effective. Notwithstanding the foregoing (except the foregoing proviso), a waiver or consent to departure from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose Securities or Exchange Securities, as the case may be, are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by the Majority Holders, determined on the basis of Securities or Exchange Securities, as the case may be, being sold rather than registered under such Registration Statement.

11. Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telex, telecopier or air courier guaranteeing overnight delivery:

(a) if to a Holder, at the most current address given by such holder to Issuer and Guarantor in accordance with the provisions of this Section 11, which address initially is, with respect to each Holder, the address of such Holder maintained by the Registrar under the Indentures, with a copy in like manner to the Initial Purchasers;

(b) if to the Initial Purchasers, initially at the respective addresses set forth in the Purchase Agreement; and

(c) if to Issuer and Guarantor, initially at their address set forth in the Purchase Agreement.

All such notices and communications shall be deemed to have been duly given at the time delivered personally, if personally delivered; two business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next business day, if timely delivered to a nationally recognized air courier guaranteeing overnight delivery.

The Initial Purchasers, Issuer and Guarantor by notice to the other parties may designate additional or different addresses for subsequent notices or communications.

12. Successors and Third Party Beneficiary. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, including, without the need for an express assignment or any consent by Issuer and Guarantor thereto, subsequent Holders of Securities and the Exchange Securities. Issuer and Guarantor hereby agree to extend the benefits of this Agreement to any Holder of Securities or the Exchange Securities, and any such Holder may specifically enforce the provisions of this Agreement as if an original party hereto.

13. Counterparts. This Agreement may be in signed counterparts, each of which shall be an original and all of which together shall constitute one and the same agreement.

14. Headings. The headings used herein are for convenience only and shall not affect the construction hereof.

15. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York.

16. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

17. Securities Held by Guarantor or Issuer, etc. Whenever the consent or approval of Holders of a specified percentage of principal amount of Securities or Exchange Securities is required hereunder, Securities or Exchange Securities, as applicable, held by Guarantor or Issuer or their Affiliates (other than subsequent Holders of Securities or Exchange Securities if such subsequent Holders are deemed to be Affiliates solely by reason of their holdings of such Securities or Exchange Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

18. Submission to Jurisdiction. By the execution and delivery of this Agreement, Issuer and Guarantor submits to the non-exclusive jurisdiction of any federal or state court in the State of New York in any suit or proceeding arising out of or relating to this Agreement or brought under federal or state securities laws. By receiving the rights and benefits under this Agreement, each Holder also submits to the non-exclusive jurisdiction of any federal or state court in the State of New York in any suit or proceeding arising out of or relating to this Agreement or brought under federal or state securities laws. Each of Issuer and Guarantor irrevocably appoints Telecom Italia Sparkle of North America Inc., 745 Fifth Avenue, 27th Floor, New York, NY 10151, as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to Issuer and Guarantor, by the person serving the same to the address provided in Section 11, shall be deemed in every respect effective service of process upon Issuer and Guarantor in any such suit or proceeding.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours

TELECOM ITALIA CAPITAL

By:	/s/ Adriano Trapletti
Title: Attorney-in-Fact

STATE OF NEW YORK	)
: ss.:
COUNTY OF	)

On the 28th day of September in the year 2004 before me personally came Adriano Trapletti to me known, who in my presence signed his name above in the City, County and State of New York and did thereby execute the foregoing agreement as attorney-in-fact of Telecom Italia Capital.

/s/ Flavio Cardoso
Notary Public, State of New York

TELECOM ITALIA S.p.A.

By:	/s/ Alex P. Bolis
Title: Attorney-in-Fact

STATE OF NEW YORK	)
: ss.:
COUNTY OF	)

On the 28th day of September in the year 2004 before me personally came Alex P. Bolis to me known, who in my presence signed his name above in the City, County and State of New York and did thereby execute the foregoing agreement as attorney-in-fact of Telecom Italia S.p.A.

/s/ Flavio Cardoso
Notary Public, State of New York

Sch. I-1

Accepted September 28, 2004

GOLDMAN, SACHS & CO.

By:	/s/ Goldman
Title:

J.P. MORGAN SECURITIES INC.

By:	/s/ Maria Sramek
Title: Vice President

LEHMAN BROTHERS INC.

By:	/s/ Martin Goldberg
Title: Senior Vice President

MERRILL LYNCH INTERNATIONAL

By:	/s/ Mitteo Cuni
Title: Director

MORGAN STANLEY & CO. INCORPORATED

By:	/s/ Morgan Stanley
Title:

Sch. I-2

ANNEX A

Each Broker-Dealer that receives Exchange Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Broker-Dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Broker-Dealer in connection with resales of Exchange Securities received in exchange for Securities where such Securities were acquired by such Broker-Dealer as a result of market-making activities or other trading activities. Issuer and Guarantor have agreed that, starting on the Expiration Date (as defined herein) and ending on the close of business 180 days after the Expiration Date, they will make this Prospectus available to any Broker-Dealer for use in connection with any such resale. See “Plan of Distribution.”

A-1

ANNEX B

Each Broker-Dealer that receives Exchange Securities for its own account in exchange for Securities, where such Securities were acquired by such Broker-Dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. See “Plan of Distribution.”

B-1

ANNEX C

Plan of Distribution

Each Broker-Dealer that receives Exchange Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Broker-Dealer in connection with resales of Exchange Securities received in exchange for Securities where such Securities were acquired as a result of market-making activities or other trading activities. Issuer and Guarantor have agreed that, starting on the Expiration Date and ending on the close of business 180 days after the Expiration Date, they will make this Prospectus, as amended or supplemented, available to any Broker-Dealer for use in connection with any such resale. In addition, until                     , 200    , all dealers effecting transactions in the Exchange Securities may be required to deliver a prospectus.

Issuer and Guarantor will not receive any proceeds from any sale of Exchange Securities by Broker-Dealers. Exchange Securities received by Broker-Dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such Broker-Dealer and/or the purchasers of any such Exchange Securities. Any Broker-Dealer that resells Exchange Securities that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Securities may be deemed to be an “underwriter” within the meaning of the Act and any profit of any such resale of Exchange Securities and any commissions or concessions received by any such Persons may be deemed to be underwriting compensation under the Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a Broker-Dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Act.

For a period of 180 days after the Expiration Date, Issuer and Guarantor will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any Broker-Dealer that requests such documents in the Letter of Transmittal. Issuer and Guarantor have agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the holder of the Securities) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Securities (including any Broker-Dealers) against certain liabilities, including liabilities under the Act.

C-1

ANNEX D

☐	CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

Name: ____________________________________________________

Address: ____________________________________________________
____________________________________________________

If the undersigned is not a Broker-Dealer, the undersigned represents that it acquired the Exchange Securities in the ordinary course of its business, it is not engaged in, and does not intend to engage in, a distribution of Exchange Securities and it has no arrangements or understandings with any Person to participate in a distribution of the Exchange Securities. If the undersigned is a Broker-Dealer that will receive Exchange Securities for its own account in exchange for Securities, it represents that the Securities to be exchanged for Exchange Securities were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Securities; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Act.

D-1